CALCULATION OF FEES TABLE
FORM 424(b)(5)
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title		Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value	N/A	Rule 415(a)(6)(1)	30,366,246	(2)	605,899,041.49			S-3	333-278327	3/28/2024	89,430.70
	Total Offering Amounts						605,899,041.49		—
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								—

(1)Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). ARMOUR Residential REIT, Inc. (the “Registrant”) previously paid $89,430.70 in registration fees with respect to 30,366,246 shares of common stock, par value $0.001 per share, which were previously initially registered on the Registrant’s prospectus supplements, dated June 20, 2024 and August 23, 2024 (collectively, the “Prospectus Supplements”), to the Registration Statement on Form S-3 (Registration Statement No. 333-278327) filed by the Registrant on March 28, 2024 under the Securities Act. As of the date hereof, 30,366,246 shares offered under the Prospectus Supplements remain unsold (the “Unsold Shares”). Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Shares are included on and offered under this prospectus supplement (Registration No. 333-278327) and the previous offerings under the Prospectus Supplements are terminated. Accordingly, no filing fee is due.
(2)Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of the common stock of the Registrant as reported on the New York Stock Exchange on August 20, 2024 with respect to 25,000,000 shares and June 17, 2024 with respect to 5,366,246 shares.